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                                 EXHIBIT (5)(F)

         SUB-ADVISORY AGREEMENT BETWEEN BRANCH BANKING AND TRUST COMPANY
                AND CASTLEINTERNATIONAL ASSET MANAGEMENT LIMITED





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                             SUB-ADVISORY AGREEMENT

                           (International Equity Fund)

         AGREEMENT made as of January 2, 1997 between BRANCH BANKING & TRUST COMPANY, a state chartered bank with its principal office in Wilson, North Carolina (the "Adviser"), and CASTLEINTERNATIONAL ASSET MANAGEMENT LIMITED, a U.K. corporation registered under the U.S. Investment Advisers Act of 1940, as amended, and a member of the Investment Management Regulatory Organization ("IMRO") and regulated by IMRO in the conduct of its affairs ("Sub-Adviser").

         WHEREAS, BB&T Mutual Funds Group, a Massachusetts business trust (the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has been appointed investment adviser to the Trust's International Equity Fund (the "Fund");

         WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth; and

         WHEREAS, the Board of Directors of the Fund has approved this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. (a) The Adviser hereby appoints Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

               (b) Adviser acknowledges that the services to be provided by Sub-Adviser hereunder will be provided on the basis that the Fund is a non-private customer as defined in the rules of IMRO.

         2. SUB-ADVISORY SERVICES. Subject to the supervision of the Trust's Board of Directors, Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund. Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectuses and resolutions of the Trust's Board of Directors applicable to the Fund. Adviser





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hereby undertakes to provide Sub-Adviser with copies of such prospectuses and resolutions as the same become available from time to time.

         Without limiting the generality of the foregoing, Sub-Adviser further agrees that it will:

                  (a) prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund and determine from time to time what securities and other investments will be purchased, retained or sold for the Fund, including, with the assistance of the Adviser, the Fund's investments in futures and forward currency contracts; PROVIDED, HOWEVER, that Sub-Adviser shall not be responsible for taking action with respect to any proxies, notices, reports or other communications relating to any of the Fund's portfolio securities;

                  (b) manage in consultation with the Adviser the Fund's temporary investments in securities;

                  (c) place orders for the Fund either directly with the issuer or with any broker or dealer;

                  (d) provide, at Sub-Adviser's expense, using one or more pricing services believed by Sub-Adviser to be reliable, the value of the portfolio securities and other assets of the Fund in accordance with the 1940 Act, the Fund's current prospectuses and applicable resolutions of the Board of Directors of the Trust on each day that the Fund's assets are required to be valued; such information to be transmitted by telephone, telecopy or other transmission as soon as possible and in any event within 24 hours of the time of valuation to the Fund's accountant, or to such other person(s) as the Adviser may direct for the benefit of the Fund;

                  (e) manage the Fund's overall cash position, and determine from time to time what portion of the Fund's assets will be held in different currencies;

                  (f) provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments, and occasional "White Papers" on international investment issues;

                  (g) attend regular business and investment-related meetings with the Trust's Board of Directors and the Adviser if requested to do so by the Trust and/or the Adviser; and

                  (h) maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Trust's Board of Directors such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Directors for examination and review within a reasonable time prior to the Trust's Board meetings. Adviser hereby undertakes to provide Sub-Adviser with at least fourteen days prior written notice of the date, time and location of all of the Trust's Board meetings pertaining to the Fund.

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         3. SUBCONTRACTORS. It is understood that Sub-Adviser may from time to time engage or associate itself with such person or persons as Sub-Adviser may believe to be particularly fitted to assist Sub-Adviser in the performance of certain ministerial or administrative services required by this Agreement; PROVIDED, HOWEVER, that such person or persons shall have been approved by the Board of Directors of the Trust, that the compensation of such person or persons shall be paid by Sub-Adviser and that Sub-Adviser shall be as fully responsible to the Adviser and the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         4. COVENANTS BY SUB-ADVISER. Sub-Adviser agrees with respect to the services provided to the Fund that it:

                  (a) will conform with all Rules and Regulations of the Securities and Exchange Commission ("SEC") applicable to it and will also conform with all Rules and Regulations of IMRO;

                  (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

                  (c) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other then performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

         5. SERVICES NOT EXCLUSIVE.

                  (a) The services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict Sub-Adviser or any such affiliated person from buying selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the account of others for whom it or they may be acting; PROVIDED, HOWEVER, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgement, will adversely affect the performance of its obligations to the Fund under this Agreement.

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                  (b) Nothing contained herein, however, shall prohibit
Sub-Adviser from advertising or soliciting the public generally with respect to products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Trust.

         6. PORTFOLIO TRANSACTIONS. Investment decisions for the Fund shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

         Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determination for the Fund either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Fund and to the Trust. In no instance will portfolio securities be purchased from or sold to Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

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         7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request; PROVIDED, HOWEVER, that the Sub-Adviser may take and retain photocopies of such records in order to comply with applicable regulatory requirements. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the Act.

         8. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

         9. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of .50% of the Fund's first $50 million of average daily net assets; .45% of the Fund's next $50 million of average daily net assets; and .40% of the Fund's average daily net assets in excess of $100 million. If the fee payable to the Sub-Adviser pursuant to this paragraph begins to accrue after the beginning of any calendar quarter or if this Agreement terminates before the end of any calendar quarter, the fee for the period from such date to the end of such calendar quarter or from the beginning of such calendar quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full calendar quarter in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares. Payment of said compensation shall be the sole responsibility of the Adviser and shall in no way be an obligation of the Fund or of the Trust.

         10. LIMITATION OF LIABILITY.

                  (a) The Sub-Adviser shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Adviser, the Trust or the Fund in connection with the matters to which this Agreement relates, except that Sub-Adviser shall be liable to the Adviser for a loss resulting from a breach of fiduciary duty by Sub-Adviser under the 1940 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser.

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                  (b) The Adviser shall be responsible at all times for
supervising the Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement.

         11. REFERENCE TO SUB-ADVISER. Neither the Adviser not any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of any services provided by Sub-Adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Fund, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Trust and any affiliate thereof to satisfy the foregoing obligation.

         12. DURATION AND TERMINATION. Unless sooner terminated, this Agreement shall continue until December 31, 1997 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Directors or vote the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' prior written notice, by Adviser, Sub-Adviser or the Trust's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

         13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by the vote of a majority of the outstanding voting securities of the Fund.

         14. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                  To Sub-Adviser at:
                  ------------------

                  125 S. Wacker Drive
                  Suite 300

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                  Chicago, IL  60606

                          and

                  7 Castle Street
                  Edinburgh, EH2 3AH
                  United Kingdom

                  To the Adviser at:
                  ------------------

                  434 Fayetteville Street Mall
                  Raleigh, NC  27611

                  To the Trust at:
                  ----------------

                  3435 Stelzer Road
                  Columbus, OH  43219

         15. MISCELLANEOUS; COMPLAINTS.

                           (a)  The captions in this Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                           (b)  This Agreement shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law.

                           (c)  The names "BB&T Mutual Funds Group" and
"Trustees of BB&T Mutual Funds Group" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Mutual Funds Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

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                           (d)  All formal complaints should in the first
instance be made in writing to the Sub-Adviser's Compliance Officer at 7 Castle Street, Edinburgh, EH2 3AH, United Kingdom, fax number 44 131 6248151. In addition, Adviser has the right to complain directly to IMRO.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   BRANCH BANKING & TRUST COMPANY

                                   BY: /S/ David McMahon
                                      --------------------------

                                   CASTLEINTERNATIONAL ASSET
                                            MANAGEMENT LIMITED

                                   BY:  /S/ Douglas B. Waggoner
                                      --------------------------

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